Exhibit 99.1

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Revenue Increased 40% Sequentially to $3.4 million in Second Quarter 2021

●	Second quarter revenue grew to $3.4 million, up $1.0 million over the trailing first quarter and up $1.4 million over prior-year period

●	Rig efficiencies drive higher levels of drilling activity with more wells and greater footage even as rig count stabilizes

●	Gaining global market share with presence on more rigs; North America revenue was up 74% and International revenue increased 37% over prior-year period

●	Cost savings efforts and higher volume drove positive cash generation from operations; ended quarter with $2.7 million of cash on hand

●	Achieved break-even earnings per diluted share with net loss of $67 thousand; Adjusted EBITDA* was $1.0 million, or 28.2% as a percent of revenue

*Adjusted EBITDA is a non-GAAP measure. See comments regarding the use of non-GAAP measures and the reconciliation of GAAP to non-GAAP measures in the tables of this release

VERNAL, UT, August 13, 2021 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the second quarter of 2021 ended June 30, 2021.

Troy Meier, Chairman and CEO, commented, “We believe our strong growth this quarter clearly demonstrated the value of our Drill-N-Ream® (“DNR”) well bore conditioning tool as well as the growing demand for our manufacturing capabilities. The DNR is enabling drilling innovation. We believe that by including our tool in their drill string, producers are able to drill more complex well profiles and increase the total flow area of their wells while covering greater footage in shorter amounts of time. Additionally, we are expanding the volume and products we manufacture for our long-time legacy customer to support their efforts to provide quality products while advancing their technologies.”

He continued, “While we are not yet back to pre-pandemic levels, we continue to gain market share as markets recover. We expect that we will continue to grow through 2021 and be back on track in 2022 to resume the growth plans we had expected at the end of 2019.”

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Superior Drilling Products, Inc. Revenue Increased 40% Sequentially to $3.4 million in Second Quarter 2021 August 13, 2021

Second Quarter 2021 Review ($ in thousands, except per share amounts) (See at “Definitions” the composition of product/service revenue categories.)

($ in thousands, except per share amounts)	June 30, 2021	March 31, 2021	June 30, 2020	Change Sequential	Change Year/Year
North America	2,941	2,092	1,689	40.6%	74.1%
International	458	332	335	37.8%	36.5%
Total Revenue	$3,399	$2,425	$2,024	40.2%	67.9%
Tool Sales/Rental	$1,120	$831	371	34.7%	202.1%
Other Related Tool Revenue	1,153	832	973	38.5%	18.5%
Tool Revenue	2,273	1,664	1,343	36.6%	69.2%
Contract Services	1,126	761	681	48.0%	65.4%
Total Revenue	$3,399	$2,425	$2,024	40.2%	67.9%

Revenue increased sequentially $974 thousand, or 40%, over the trailing first quarter as market share and market conditions improved. Improvements, year-over-year and sequentially, represent improved demand as oil and gas production markets improve and as the Company gains greater market presence. Revenue in North America increased 74%, year-over-year, from increased tool sales, as well as higher royalty and repair fees. International revenue grew 37% over the prior-year period as recognition of the DNR’s value by oil field service companies is growing and the Company also gained a new International customer. Contract Services revenue also improved 65%, reflecting increased drill bit refurbishment. Sequentially, North America and International revenue increased on greater market penetration and improving market conditions.

Second Quarter 2021 Operating Costs

($ in thousands,except per share amounts)	June 30, 2021	March 31, 2021	June 30, 2020	Change Sequential	Change Year/Year
Cost of revenue	$1,224	$1,176	$1,100	4.1%	11.3%
As a percent of sales	36.0%	48.5%	54.3%
Selling, general & administrative	$1,473	$1,516	$1,340	(2.8)%	9.9%
As a percent of sales	43.3%	62.5%	66.2%
Depreciation & amortization	$586	$690	$680	(15.2)%	(13.9)%
Total operating expenses	$3,283	$3,381	$3,120	(2.9)%	5.2%
Operating Income (loss)	$116	$(957)	$(1,096)	NM	NM
As a % of sales	3.4%	(39.5)%	(54.1)%
Other (expense) income including income tax (expense)	$(183)	$(145)	$(146)	NM	NM
Net income (loss)	$(67)	$(1,102)	$(1,242)	NM	NM
Diluted earnings (loss) per share	$(0.00)	$(0.04)	$(0.05)	NM	NM
Adjusted EBITDA(1)	$957	$(11)	$(222)	NM	NM

(1) Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, non-cash stock compensation expense and unusual items. See the attached tables for important disclosures regarding SDP’s use of Adjusted EBITDA, as well as a reconciliation of net loss to Adjusted EBITDA.

Higher revenue and lower operating expenses resulted in operating income of $116 thousand. Total operating expenses decreased 3% over the trailing first quarter, as a result of timing of expenses related to year end close and the reduction in amortization expense.

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Superior Drilling Products, Inc. Revenue Increased 40% Sequentially to $3.4 million in Second Quarter 2021 August 13, 2021

Net loss for the quarter was practically breakeven at $67 thousand compared with net loss of $1.1 million in the trailing first quarter. Measurably improved operating income more than offset other expenses which included a $11 thousand loss on the disposal of assets. Compared with the trailing first quarter, Adjusted EBITDA(1) improved measurably to $1.0 million as a result of increased sales and operating leverage gained from higher volume, while Adjusted EBITDA margin expanded to 28.2%.

The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance.

Balance Sheet and Liquidity

Cash at the end of the quarter was $2.7 million, up from $2.0 million at the end of 2020. Cash provided by operations in the six months ended June 30, 2021 was $400 thousand. Long-term debt, including the current portion at June 30, 2021, was $3.2 million. Subsequent to the end of the quarter, the Company paid the next $750 thousand principal payment due on the Hard Rock note. The remaining $750 thousand of principal due on the note is payable on October 5, 2022.

Definitions and Composition of Product/Service Revenue:

Contract Services Revenue is comprised of repair and manufacturing services for drill bits and other tools or products for customers.

Other Related Tool Revenue is comprised of royalties and fleet maintenance fees.

Tool Sales/Rental revenue is comprised of revenue from either the sale or rent of tools to customers.

Tool Revenue is the sum of Other Related Tool Revenue and Tool Sales/Rental revenue.

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am MT (12:00 pm ET) to review the results of the quarter and full year and discuss its corporate strategy and outlook. The discussion will be accompanied by a slide presentation that will be made available prior to the conference call on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored at www.sdpi.com/events. A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Friday, August 20, 2021. To listen to the archived call, please call (412) 317-6671 and enter conference ID number13721241, or access the webcast replay at www.sdpi.com, where a transcript will be posted once available.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

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Superior Drilling Products, Inc. Revenue Increased 40% Sequentially to $3.4 million in Second Quarter 2021 August 13, 2021

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof

For more information, contact investor relations:

Deborah K. Pawlowski, Kei Advisors LLC

(716) 843-3908, dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Superior Drilling Products, Inc. Revenue Increased 40% Sequentially to $3.4 million in Second Quarter 2021 August 13, 2021

Superior Drilling Products, Inc.

Consolidated Condensed Statements of Operations
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020

Revenue
North America	$2,941,056	$1,688,933	$5,033,255	$6,269,443
International	458,053	335,455	790,506	1,112,708
Total revenue	$3,399,109	$2,024,388	$5,823,761	$7,382,151

Operating cost and expenses
Cost of revenue	1,224,179	1,099,553	2,399,772	3,414,061
Selling, general, and administrative expenses	1,473,081	1,340,213	2,988,670	3,358,112
Depreciation and amortization expense	585,504	680,375	1,275,577	1,441,139

Total operating costs and expenses	3,282,764	3,120,141	6,664,019	8,213,312

Operating Income (loss)	116,345	(1,095,753)	(840,258)	(831,161)

Other income (expense)
Interest income	50	942	98	5,630
Interest expense	(145,521)	(146,470)	(283,577)	(323,728)
Loss on Fixed Asset Impairment	-	-	-	(30,000)
Net gain/(loss) on sale or disposition of assets	(11,187)	-	(1,187)	142,234
Total other expense	(156,658)	(145,528)	(284,666)	(205,864)

Loss before income taxes	$(40,313)	$(1,241,281)	$(1,124,924)	$(1,037,025)

Income tax expense	(26,468)	(225)	(43,649)	(6,435)
Net loss	$(66,781)	$(1,241,506)	$(1,168,573)	$(1,043,460)

Basic loss per common share	$(0.00)	$(0.05)	$(0.05)	$(0.04)

Basic weighted average common shares outstanding	25,762,342	25,434,593	25,762,342	25,462,360

Diluted loss per common Share	$(0.00)	$(0.05)	$(0.05)	$(0.04)

Diluted weighted average common shares outstanding	25,762,342	25,434,593	25,762,342	25,426,360

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Superior Drilling Products, Inc. Revenue Increased 40% Sequentially to $3.4 million in Second Quarter 2021 August 13, 2021

Superior Drilling Products, Inc.

Consolidated Condensed Balance Sheets

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash	$2,689,113	$1,961,441
Accounts receivable, net	1,930,402	1,345,622
Prepaid expenses	392,138	90,269
Inventories	1,060,233	1,020,008
Asset held for sale	-	40,000
Other current assets	42,751	40,620

Total current assets	6,114,637	4,497,960

Property, plant and equipment, net	6,814,895	7,535,098
Intangible assets, net	319,444	819,444
Right of use Asset (net of amortizaton)	$47,747	$99,831
Other noncurrent assets	64,304	87,490
Total assets	$13,361,027	$13,039,823

Liabilities and Owners’ Equity
Current liabilities:
Accounts payable	$597,643	$430,014
Accrued expenses	1,801,476	1,091,519
Accrued Income tax	138,595	106,446
Current portion of Operating Lease Liability	29,803	79,313
Current portion of Long-term Financial Obligation	61,504	61,691
Current portion of long-term debt, net of discounts	1,948,191	1,397,337

Total current liabilities	$4,577,212	$3,166,320

Operating long term liability	17,944	20,518
Long-term Financial Obligation	4,145,726	4,178,261
Long-term debt, less current portion, net of discounts	1,230,539	1,451,049
Total liabilities	$9,971,421	$8,816,148

Stockholders’ equity
Common stock (25,762,342 and 25,762,342)	25,762	25,762
Additional paid-in-capital	40,954,125	40,619,620
Accumulated deficit	(37,590,281)	(36,421,707)
Total stockholders’ equity	$3,389,606	$4,223,675
Total liabilities and shareholders’ equity	$13,361,027	$13,039,823

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Superior Drilling Products, Inc. Revenue Increased 40% Sequentially to $3.4 million in Second Quarter 2021 August 13, 2021

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	June 30, 2021	June 30, 2020
Cash Flows From Operating Activities
Net loss	$(1,168,573)	$(1,043,460)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	1,275,575	1,441,139
Share-based compensation expense	334,505	212,001
Loss (Gain) on sale or disposition of assets, net	1,187	(142,234)
Impairment on asset held for sale	-	30,000
Amortization of deferred loan cost	9,262	9,263
Changes in operating assets and liabilities:
Accounts receivable	(584,780)	2,435,735
Inventories	(95,846)	(860,431)
Prepaid expenses and other noncurrent assets	(280,814)	314,868
Accounts payable and accrued expenses	877,585	(230,959)
Income Tax expense	32,149	6,335
Other long-term liabilities	-	(61,421)
Net Cash Provided By Operating Activities	400,250	2,110,836

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(10,940)	(90,132)
Proceeds from sale of fixed assets	50,000	117,833
Net Cash Provided By Investing Activities	39,060	27,701

Cash Flows From Financing Activities
Principal payments on debt	(266,719)	(1,953,673)
Proceeds received from debt borrowings	-	964,120
Payments on Revolving Loan	(513,897)	(842,880)
Proceeds received from Revolving Loan	1,068,978	1,009,822
Net Cash Provided By (Used In) Financing Activities	288,362	(822,611)

Net change in Cash	727,672	1,315,926
Cash at Beginning of Period	1,961,441	1,217,014
Cash at End of Period	$2,689,113	$2,532,940

Supplemental information:
Cash paid for interest	$270,492	$340,027
Inventory converted to property, plant and equipment	$65,720	$482,282
Long term debt paid with Sale of Plane	$-	$211,667

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Superior Drilling Products, Inc. Reports Fourth Quarter and Full Year 2020 Results March 11, 2021

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation
(unaudited)

($, in thousands)	Three Months Ended
	June 30, 2021	June 30, 2020	March 31, 2021

GAAP net loss	$(66,781)	$(1,241,506)	$(1,101,793)
Add back:
Depreciation and amortization	585,504	680,375	690,074
Interest expense, net	145,471	145,528	138,009
Share-based compensation	167,033	105,005	167,472
Net non-cash compensation	88,200	88,200	88,200
Income tax expense	26,468	225	17,180
(Gain) Loss on disposition of assets	11,187	-	(10,000)
Non-GAAP adjusted EBITDA(1)	$957,082	$(222,173)	$(10,858)

GAAP Revenue	$3,399,109	$2,024,388	$2,424,653
Non-GAAP Adjusted EBITDA Margin	28.2%	-11.0%	(0.4)%

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

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